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                                                                Exhibit 6(d)(34)

                              SUBADVISORY AGREEMENT

         AGREEMENT made as of the 5th day of April, 2002, between Deutsche Investment Management Americas Inc., a Delaware corporation (hereinafter called the "Manager"), and Jennison Associates LLC, a Delaware limited liability company (hereinafter called the "Subadviser").

                                   WITNESSETH:

         WHEREAS, Scudder Variable Series II (the "Trust") is a Massachusetts business trust organized with one or more series of shares, and is registered as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

         WHEREAS, the Board of Trustees of the Trust (the "Board" and its members, the "Trustees") is authorized to issue the Trust's shares of beneficial interest in separate series and has authorized Scudder Focus Value+Growth Portfolio (the "Series"); and

         WHEREAS, the Manager acts as manager for the Series pursuant to an Investment Management Agreement between the Manager and the Trust, on behalf of the Series, dated April 5, 2002, and is responsible for the day-to-day management and overall administration of the Series; and

         WHEREAS, the Manager desires to utilize the services of the Subadviser to provide subadvisory services with respect to those assets of the Series that the Manager from time to time determines to assign to the Subadviser (those assets being referred to as the "Fund Account"); and

         WHEREAS, the Subadviser is willing to perform such services on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual agreements herein contained, it is agreed as follows:

         1. The Subadviser's Services. The Subadviser shall serve the Manager as investment counsel with respect to the Fund Account.

         The Subadviser is hereby authorized and directed and hereby agrees, subject to the stated investment policies and restrictions of the Series as set forth in the current Prospectus and Statement of Additional Information of the Trust relating to the Series (including amendments), and in accordance with the Declaration of Trust and By-laws of the Trust, as both may be amended from time to time, governing the offering of its shares and subject to such resolutions, policies and procedures as from time to time may be adopted by the Board and furnished to the Subadviser, and in accordance with the instructions and procedures of the Manager furnished to the Subadviser, to develop, recommend and implement such investment program and strategy for

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the Fund Account, to provide research and analysis relative to the investment program and securities and other investments ("investments") of the Fund Account, to determine what investments should be purchased, sold and loaned by the Fund Account and to monitor on a continuing basis the performance of the investments of the Fund Account. In addition, the Subadviser shall place orders for the purchase and sale of investments for the Fund Account and, subject to the provisions of the following paragraph, shall take reasonable steps to assure that those portfolio transactions are effected subject to the best execution under the circumstances. The Subadviser shall advise the custodian for the Series ("Custodian") and the Manager on a prompt basis of each purchase and sale of an investment for the Fund Account specifying the name of the issuer, the CUSIP number (if available), the description and amount (or number of shares) of the investment purchased, the market price, commission and gross or net price, trade date, settlement date and identity of the effecting broker or dealer. From time to time as the Board or the Manager may reasonably request, the Subadviser shall furnish to the Manager, Trust's officers and to each of its Trustees reports on portfolio transactions and reports on assets held in the Fund Account, all in such detail as the Trust or the Manager may reasonably request. The Subadviser shall also inform the Manager, the Trust's officers and the Board on a current basis of changes in investment strategy or tactics or any other developments materially affecting the Fund Account. The Subadviser shall make its officers and employees available to meet with the Manager, the Trust's officers and the Board at least quarterly on due notice and at such other times as may be mutually agreeable, to review the investments and investment performance of the Fund Account in the light of the Series' investment objectives and policies and market conditions.

         It shall be the duty of the Subadviser to furnish to the Trustees such information as may reasonably be requested in order for the Board to evaluate this Agreement or any proposed amendments thereto for the purposes of casting a vote pursuant to Section 9 hereof.

         In the performance of its duties hereunder, the Subadviser is and shall be an independent contractor and except as otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Trust, the Series or the Manager in any way or otherwise be deemed to be an agent of the Trust, the Series or the Manager.

         In furnishing the services under this Agreement, the Subadviser shall comply with the requirements of the Investment Company Act and of the Investment Advisers Act of 1940 ("Advisers Act") applicable to it, the regulations promulgated thereunder, and all other applicable laws and regulations. The Subadviser shall immediately notify the Manager and the Trust in the event that the Subadviser: (1) becomes subject to a statutory disqualification that prevents the Subadviser from serving as an investment adviser pursuant to this Agreement; or (2) is or expects to become the subject of an administrative proceeding or enforcement action by the Securities and Exchange Commission ("SEC") or other regulatory authority (including, without limitation, any self-regulatory organization). The Subadviser shall immediately forward, upon receipt, to the Manager any correspondence from the SEC or other regulatory authority that relates to the Series.

         The Subadviser's primary consideration in effecting a security transaction shall be to

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obtain the best execution under the circumstances for the Fund Account, taking into account the factors specified in the Prospectus and Statement of Additional Information of the Trust relating to the Series. Subject to such policies as the Board may determine and consistent with Section 28(e) of the Securities Exchange Act of 1934, the Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Fund Account to pay a broker-dealer for effecting a portfolio investment transaction an amount of commission in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the Subadviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer viewed in terms of either that particular transaction or its overall responsibilities with respect to accounts as to which it exercises investment discretion. The Subadviser shall provide such reports as the Board or the Manager may request with respect to the Fund Account's brokerage and the manner in which that brokerage was allocated.

         The Fund Account assets shall be maintained in the custody of the Custodian (who shall be identified by the Manager in writing). The Subadviser shall not have custody of any securities, cash or other assets contained in the Fund Account, and shall not be liable for any loss resulting from any act or omission of the Custodian other than acts or omissions arising in reliance on instructions of the Subadviser. The Subadviser shall promptly notify the Manager if the Subadviser becomes an affiliated person of the Custodian.

         2. Delivery of Documents to the Subadviser. The Manager shall furnish to the Subadviser copies of each of the following documents:

         (a) The Declaration of Trust of the Trust as in effect on the date hereof;

         (b) The By-laws of the Trust in effect on the date hereof;

         (c) The resolutions of the Board approving the engagement of the Subadviser as subadviser for the Fund Account and approving this Agreement;

         (d) The resolutions of the Board selecting the Manager as investment manager to the Series and approving the form of the Investment Management Agreement with the Trust, on behalf of the Series;

         (e) The Investment Management Agreement with the Trust, on behalf of the Series;

         (f) The Code of Ethics of the Trust and of the Manager as currently in effect;

         (g) Current copies of the Prospectus and Statement of Additional Information of the Trust relating to the Series;

         (h) Resolutions, policies and procedures adopted by the Board in respect of the management or operation of the Series; and

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         (i)  A schedule of the investments and other assets that will initially comprise the Fund Account.

         The Manager shall furnish the Subadviser from time to time with copies, properly certified or otherwise authenticated, of all amendments of or supplements to the foregoing, if any. Such amendments or supplements as to Items
(a) though (h) above shall be provided within 30 days of the time such materials became available to the Manager and, until so provided, the Subadviser may continue to rely on those documents previously provided.

         During the term of this Agreement, the Manager also shall furnish to the Subadviser prior to use thereof copies of all Trust documents, proxy statements, reports to shareholders, sales literature, or other material prepared for distribution to shareholders of the Series or the public that refer in any way to the Subadviser, and shall not use such material if the Subadviser reasonably objects in writing within five business days (or such other time period as may be mutually agreed) after receipt thereof. However, the Manager and the Subadviser may mutually agree that certain of the above-mentioned documents do not need to be furnished to the Subadviser prior to the document's use.

         In the event of termination of this Agreement, the Manager shall continue to furnish to the Subadviser copies of any of the above-mentioned materials that refer in any way to the Subadviser. The Manager shall furnish or otherwise make available to the Subadviser such other information relating to the business affairs of the Trust as the Subadviser at any time, or from time to time, reasonably requests in order to discharge its obligations hereunder.

         3. Delivery of Documents to the Manager. The Subadviser shall furnish the Manager with copies of each of the following documents:

         (a)        The Subadviser's most recent balance sheet;

         (b) Separate lists of persons whom the Subadviser wishes to have authorized to give written and/or oral instructions to the Custodian and the fund accounting agent of Trust assets for the Series;

         (c)        The Code of Ethics of the Subadviser as currently in effect;
                    and

         (d) Any compliance policies, trading, commission and other reports, confirmation of Subadviser's insurance coverage (in form and substance satisfactory to the Manager), and such other management or operational documents as the Manager may reasonably request in writing (on behalf of itself or the Board) in assessing the Subadviser.

         The Subadviser maintains a written Code of Ethics that complies with the requirements of Rule 17j-1 under the Investment Company Act, as amended. The Subadviser certifies that it has adopted procedures reasonably necessary to prevent its "access persons," as such term is defined

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in Rule 17j-1, from violating the Code of Ethics. The Subadviser shall notify the Board upon the adoption of any material change to its Code of Ethics so that the Board, including a majority of the Trustees who are not interested persons of the Trust, may approve such change not later than six months after its adoption by the Subadviser, as required by Rule 17j-1. The Subadviser also shall provide the Trust with a copy of any amendments to its Code of Ethics that do not represent a material change to such Code. Within 45 days of the end of each year while this Agreement is in effect (or more frequently if required by Rule 17j-1 or as the Trust may reasonably request), the Subadviser shall provide the Board with a written report that, as required by Rule 17j-1: (1) describes any issue arising under the Subadviser's Code of Ethics or procedures since the last report to the Board, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations, and (2) certifies that the Subadviser has adopted procedures reasonably necessary to prevent its access persons from violating its Code of Ethics. Upon the written request of the Trust, the Subadviser shall permit the Trust to examine the reports to be made by the Subadviser under Rule 17j-1(d) and the records the Subadviser maintains pursuant to Rule 17j-1(f).

     The Subadviser shall furnish the Manager from time to time with copies, properly certified or otherwise authenticated, of all material amendments of or supplements to the foregoing, if any. Additionally, the Subadviser shall provide to the Manager such other documents relating to its services under this Agreement as the Manager may reasonably request on a periodic basis. Such amendments or supplements as to items (a) through (c) above shall be provided within 30 days of the time such materials became available to the Subadviser.

     The Subadviser shall promptly notify the Manager of any transaction or other event that results in an "assignment" of this Agreement within the meaning of the Investment Company Act. In addition, the Subadviser shall promptly complete and return to the Manager or the Trust any compliance questionnaires or other inquiries submitted to the Subadviser in writing.

     4. Other Agreements, etc. It is understood that any of the shareholders, the Trustees, officers and employees of the Trust or the Series may be a shareholder, director, officer or employee of, or be otherwise interested in, the Subadviser, any interested person of the Subadviser, any organization in which the Subadviser may have an interest or any organization which may have an interest in the Subadviser, and that any such interested person or any such organization may have an interest in the Trust or the Series. It is also understood that the Subadviser, the Manager and the Trust may have advisory, management, service or other contracts with other individuals or entities, and may have other interests and businesses. On occasions when the Subadviser deems the purchase or sale of a security for the Fund Account to be in the best interest of the Series, as well as other clients of the Subadviser, the Subadviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the investments to be sold or purchased in order to obtain best execution under the circumstances. In such event, allocation of the investments so purchased or sold, as well as the expenses incurred in the transactions, shall be made by the Subadviser in the manner the Subadviser considers to be most equitable and consistent with its fiduciary obligations to the Series and to such other clients.

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         Nothing in this Agreement shall impose upon the Subadviser any obligation to purchase or sell for the Fund Account, or recommend for purchase or sale, by the Fund Account any investment which it or its officers, directors, affiliates or employees may purchase or sell for the Subadviser or such officer's, director's, affiliate's or employee's own accounts or for the account of any of the Subadviser's clients, advisory or otherwise.

     The Subadviser may give advice and take action with respect to other funds or clients, or for its own account that may differ from the advice or the timing or nature of action taken with respect to the Fund Account.

     Nothing in this Agreement shall be implied to prevent (1) the Manager from engaging other subadvisers to provide investment advice and other services in relation to assets of the Series, or other series of the Trust, for which the Subadviser does not provide such services, or to prevent the Manager from providing such services itself in relation to such assets or series; or (2) the Subadviser from providing investment advice and other services to other funds or clients.

     5.  Fees, Expenses and Other Charges.

     (a) For its services hereunder, the Subadviser shall be paid a management fee by the Manager according to the fee schedule attached hereto as Schedule A.

     (b) The Subadviser, at its expense, shall furnish all necessary investment facilities, including salaries of personnel required for it to execute its duties under this Agreement.

     6. Confidential Treatment. It is understood that any information or recommendation supplied by the Subadviser in connection with the performance of its obligations hereunder is to be regarded as confidential and for use only by the Manager, the Trust or such persons as the Manager may designate in connection with the Series. It is also understood that any information supplied to the Subadviser in connection with the performance of its obligations hereunder, particularly, but not limited to, any list of investments which, on a temporary basis, may not be bought or sold for the Series, is to be regarded as confidential and for use only by the Subadviser in connection with its obligation to provide investment advice and other services to the Series.

     The Subadviser shall maintain and enforce adequate security procedures with respect to all materials, records, documents and data relating to any of its responsibilities pursuant to this Agreement including all means for the effecting of investment transactions.

     7. Representations and Covenants of the Parties. The Subadviser hereby acknowledges that it is registered as an investment adviser under the Advisers Act and that neither it nor any affiliated person of it, as such term is defined in Section 2(a)(3) of the Investment Company Act ("affiliated person"), is subject to any disqualification that would make the Subadviser unable to serve as an investment adviser to a registered investment company under Section 9 of the Investment Company Act. The Manager and the

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          Subadviser acknowledge that the Fund Account represents only a portion of the Series and that the Subadviser shall not be responsible for ensuring that the Series as a whole is managed in a manner that complies with applicable rules and regulations of the SEC and Subchapter M and Section 817 of the Internal Revenue Code. The Subadviser covenants that it shall carry out appropriate compliance procedures necessary to the operation of the Series as the Subadviser and the Manager may agree including, if requested by the Manager, managing the Fund Account as if it were a separate investment company for purposes of determining compliance with the rules and regulations of the SEC, the Series' investment policies and restrictions and the Series' qualification as a registered investment company under Subchapter M and Section 817 of the Internal Revenue Code. The Subadviser also covenants that it shall cooperate with the Manager's (or its designee's) personnel to ensure that the Series is in conformity with such rules and regulations, investment policies and restrictions and Subchapter M and Section 817, including providing such information concerning the purchase or sale of investments on behalf of the Fund Account as the Manager may request.

     Reports by the Subadviser and Records of the Series. The Subadviser shall furnish the Manager monthly, quarterly and annual reports concerning transactions and performance of the Fund Account, including information required to be disclosed in the Trust's registration statement, in such form as may be mutually agreed, to review the Fund Account and discuss the management of it. If requested by the Manager, the Subadviser shall also furnish the Manager quarterly compliance certifications. The Subadviser shall permit its financial statements, books and records with respect to the Series to be inspected and audited by the Trust, the Manager or their agents at all reasonable times during normal business hours. The Subadviser shall immediately notify and forward to both the Manager and legal counsel for the Series any legal process served upon it on behalf of the Manager or the Trust. The Subadviser shall promptly notify the Manager of any changes in any information concerning the Subadviser of which the Subadviser becomes aware that would be required to be disclosed in the Trust's registration statement.

     In compliance with the requirements of Rule 31a-3 under the Investment Company Act, the Subadviser agrees that all records it maintains with respect to the Fund Account are the property of the Trust and further agrees to surrender promptly to the Trust or the Manager any such records upon the Trust's or the Manager's request. However, the Subadviser may retain copies of such records to comply with the recordkeeping requirements of the Investment Advisers Act and Investment Company Act. The Subadviser further agrees to maintain for the Trust the records the Trust is required to maintain under Rule 31a-1(b) insofar as such records relate to the Fund Account. The Subadviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the Investment Company Act the records it maintains for the Trust.

     8. Continuance and Termination. This Agreement shall remain in full force and effect through September 30, 2002, and is renewable annually thereafter by specific approval of the Board or by the affirmative vote of a majority of the outstanding voting securities of the Series. Any such renewal shall be approved by the vote of a

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         majority of the Trustees who are not interested persons under the
         Investment Company Act, cast in person at a meeting called for the purpose of voting on such renewal. This Agreement may be terminated without penalty at any time by the Board, by vote of a majority of the outstanding voting securities of the Series, or by the Manager or by the Subadviser upon 60 days written notice. This Agreement shall automatically terminate in the event of its assignment by either party to this Agreement, as defined in the Investment Company Act, or upon termination of the Manager's Investment Management Agreement with the Trust, on behalf of the Series. In addition, the Manager or the Trust may terminate this Agreement upon immediate notice if the Subadviser becomes statutorily disqualified from performing its duties under this Agreement or otherwise is legally prohibited from operating as an investment adviser.

      9. Amendment. No provision of this Agreement may be changed, waived, discharged or terminated orally, except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. No amendment of this Agreement shall be effective until approved in a manner consistent with the Investment Company Act and rules and regulations thereunder and any applicable SEC exemptive order therefrom, SEC no-action letter or SEC interpretive guidance.

     10. Voting Rights. The Manager shall be responsible for exercising any voting rights of any investments of the Series.

     11. Indemnification. The Subadviser agrees to indemnify and hold harmless the Manager, any affiliated person of the Manager and each person, if any, who, within the meaning of Section 15 of the Securities Act of 1933 (the "1933 Act"), controls ("controlling person") the Manager, against any and all losses, claims damages, liabilities or litigation (including reasonable legal and other expenses), to which the Manager or such affiliated person or controlling person may become subject under the 1933 Act, the Investment Company Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of the Subadviser's responsibilities as manager of the Fund Account (1) to the extent of and as a result of the willful misconduct, bad faith, or gross negligence by the Subadviser, any of the Subadviser's employees or representatives or any affiliate of or any person acting on behalf of the Subadviser, or (2) as a result of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus and Statement of Additional Information of the Trust relating to the Series or any amendment thereof or any supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, if such a statement or omission was made in reliance upon written information furnished by the Subadviser to the Manager, the Trust or any affiliated person of the Manager or the Trust expressly for use in the Trust's registration statement, or upon verbal information confirmed by the Subadviser in writing expressly for use in the Trust's registration statement or (3) to the extent of, and as a result of, the failure of the

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               Subadviser to execute, or cause to be executed, portfolio
               transactions according to the standards and requirements of the Investment Company Act, the Advisers Act and the Securities Exchange Act of 1934.

         In no case shall the Subadviser's indemnity in favor of the Manager or any affiliated person or controlling person of the Manager, or any other provision of this Agreement, be deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misconduct, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

         The Manager agrees to indemnify and hold harmless the Subadviser and any affiliated person or controlling person of the Subadviser against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which the Subadviser or such affiliated person or controlling person may become subject under the 1933 Act, the Investment Company Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of the Manager's responsibilities as investment manager of the Series (1) to the extent of and as a result of the willful misconduct, bad faith, or gross negligence by the Manager, any of the Manager's employees or representatives or any affiliate of or any person acting on behalf of the Manager, or (2) as a result of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus and Statement of Additional Information of the Trust relating to the Series or any amendment thereof or any supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, if such a statement or omission was made by the Trust other than in reliance upon written information furnished by the Subadviser, or any affiliated person of the Subadviser, expressly for use in the Trust's registration statement or other than upon verbal information confirmed by the Subadviser in writing expressly for use in the Trust's registration statement.

         In no case shall the Manager's indemnity in favor of the Subadviser or any affiliated person or controlling person of the Subadviser, or any other provision of this Agreement, be deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misconduct, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

         12. Certain Definitions. For the purposes of this Agreement, the "vote of a majority of the outstanding voting securities of the Series" means the affirmative vote, at a duly called and held meeting of shareholders of the Series, (1) of the holders of 67% or more of the shares of the Series present (in person or by proxy) and entitled to vote at such meeting, if the holders of more than 50% of the outstanding shares of the Series entitled to vote at such meeting are present in person or by proxy, or (2) of the holders of more than 50% of the outstanding shares of the Series entitled to vote at such meeting, whichever is less.

         For the purposes of this Agreement, the terms "affiliated person," "interested person" and "assignment" shall have their respective meanings defined in the Investment Company Act, and

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the term "controlling person" shall have the meaning defined in the 1933 Act, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under such Acts.

         13. Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered or sent by pre-paid first class letter post to the following addresses or to such other address as the relevant addressee provides in writing to the others for the delivery of such notices and communications, and shall be deemed to have been given at the time of delivery.

If to the Manager: DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC.
                                            345 Park Avenue
                                            New York, NY 10154
                                            Attention: General Counsel

         If to the Trust:                   SCUDDER VARIABLE SERIES II
                                            SCUDDER FOCUS VALUE+GROWTH PORTFOLIO
                                            Two International Place
                                            Boston, MA 02110
                                            Attention: Secretary

         If to the Subadviser:              JENNISON ASSOCIATES LLC
                                            466 Lexington Avenue
                                            New York, NY 10017
                                            Attention: Karen Kohler, Executive
                                                       Vice President

         14. Instructions. The Subadviser is authorized to honor and act on any notice, instruction or confirmation given by the Trust or Manager in writing signed or sent by one of the persons whose names, addresses and specimen signatures shall be provided by the Trust or Manager from time to time.

         15. Law. This Agreement is governed by and shall be construed in accordance with the laws of the Commonwealth of Massachusetts in a manner not in conflict with the provisions of the Investment Company Act.

         16. Limitation of Liability of the Trust, Trustees, and Shareholders. It is understood and expressly stipulated that none of the Trustees, officers, agents, or shareholders of the Trust shall be personally liable hereunder. It is understood and acknowledged that all persons dealing with the Series must look solely to the property of the Series for the enforcement of any claims against the Series as neither the Trustees, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Trust or the Series. No series of the Trust shall be liable for the obligations of any other series.

         17. Counterparts. This Agreement may be executed in two or more counterparts, each of

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               which shall be deemed an original, and all such counterparts shall constitute a single instrument.

                                       11

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         IN WITNESS WHEREOF, the parties hereto have each caused this instrument to be signed in duplicate on its behalf by the officer designated below thereunto duly authorized.

                  DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC.


Attest:  /s/ William F. Glavin, Jr.     By: /s/ Mark S. Casady
         ---------------------------        --------------------------
Name:    William F. Glavin, Jr.         Name:  Mark S. Casady
Title:   Managing Director              Title: Managing Director


                                        JENNISON ASSOCIATES LLC


Attest:  /s/ Mirry Hwang                By: /s/ Karen Kohler
         ---------------------------        --------------------------
Name:    Mirry Hwang                    Name:  Karen Kohler
Title:   Vice President-Legal           Title: Executive Vice President

                                       12

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                     Schedule A to the Subadvisory Agreement
    for the Scudder Focus Value+Growth Portfolio (the "Series"), a series of Scudder Variable Series II (the "Trust"), made as of the 5th day of April,
      2002 between Deutsche Investment Management Americas Inc. ("Manager")
                   and Jennison Associates LLC ("Subadviser")


                                  FEE SCHEDULE

As compensation for its services described herein, the Subadviser shall receive from the Manager a monthly fee based on a percentage of the combined average daily net assets of the Fund Account and the Fund Account referred to in the Subadvisory Agreement made as of the 5th day of April, 2002, between the Manager and the Subadviser relating to the Scudder Focus Value Plus Growth Fund (the "Scudder Focus Value Plus Fund Account") calculated as the product of (a) the monthly fee determined on the basis of the combined average daily net assets of the Fund Account and the Scudder Focus Value Plus Fund Account as provided in the schedule below, and (b) the quotient of (i) average daily net assets of the Fund Account for the period in question divided by (ii) the combined average daily net assets of the Fund Account and of the Scudder Focus Value Plus Fund Account for such period.

                   Net Assets*                              Annualized Rate
                   -----------                              ---------------

                $0 - $100 million                              0.45 of 1%
                $100 - 500 million                             0.40 of 1%
                $500 - 1 billion                               0.35 of 1%
                $1 - 2 billion                                 0.30 of 1%
                $2 billion +                                   0.25 of 1%

* Combined net assets of the Fund Account and the Scudder Focus Value Plus Fund Account

The "average daily net assets" of the Fund Account and the Scudder Focus Value Plus Fund Account shall be calculated at such time or times as the Board may determine in accordance with the provisions of the Investment Company Act of 1940, as amended. The value of the net assets of the Fund Account and the Scudder Focus Value Plus Fund Account shall always be determined pursuant to the applicable provisions of the applicable Declaration of Trust and Registration Statement. If the determination of net asset value does not take place for any particular day, for the purposes of this Schedule A, the net asset value shall be deemed to be the net asset value determined as of the close of business on the last day on which such calculation was made for the purpose of the foregoing computation. If the Series determines the value of the net assets of its portfolio more than once on any day, then the last such determination thereof on that day shall be deemed to be the sole determination thereof on that day for the purposes of this Schedule A. Fees are charged monthly in arrears based on one-twelfth of the annual fee rate. Fees shall be prorated appropriately if the Subadviser does not perform services pursuant to this Subadvisory Agreement for a full month.

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